Exhibit 10.36
EXECUTION COPY
EXCHANGE AGREEMENT
     This Exchange Agreement (this “Agreement”) is made and entered into as of this 6th day of October, 2006, by and between ___(the “Holder”), and Finisar Corporation, a Delaware corporation (the “Company”).
RECITALS
     WHEREAS, the Holder currently holds at least $___principal amount of the Company’s 2 1/2% Convertible Subordinated Notes due 2010 (the “Outstanding Notes”);
     WHEREAS, the Holder desires to exchange the Outstanding Notes for an equal principal amount of the Company’s 2 1/2% Convertible Senior Subordinated Notes due 2010 (the “New Notes”) on the terms and conditions set forth in this Agreement (the “Exchange Transaction”);
     WHEREAS, the New Notes will be issued pursuant to the Indenture, to be entered into by the Company and the Trustee named therein (the “Indenture”), substantially in the form of Exhibit A hereto;
     WHEREAS, the Company desires to issue to the Holder $___principal amount of New Notes in exchange for the Outstanding Notes in the Exchange Transaction; and
     WHEREAS, in connection with the issuance of the New Notes the Company will agree to provide the Holder registration rights pursuant to the Registration Rights Agreement, to be entered into by the Company and the Holder and the other holders of Outstanding Notes exchanging such notes for New Notes (the “Registration Rights Agreement”), substantially in the form of Exhibit B hereto;
     NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE I
Exchange
     Section 1.1 The Exchange. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined herein), the Company shall issue and exchange $___ in aggregate principal amount of New Notes plus all accrued and unpaid interest on the Outstanding Notes at the day prior to Closing for an equal principal amount of Outstanding Notes.
     Section 1.2 Closing. The closing is anticipated to take place on the third business day after the date hereof at the offices of the Company, 1389 Moffet Park Drive, Sunnyvale, California 94089 or on such other date and at such other place as the parties may agree in writing

(the “Closing”). At the Closing, the Holder shall deliver or cause to be delivered to the Company all of such Holder’s right, title and interest in and to all of the Outstanding Notes, and all documentation related thereto, and whatever documents of conveyance or transfer may be necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Outstanding Notes, and the Company shall issue to the Holder the New Notes and pay to the Holder in cash by wire transfer of immediately available funds an amount equal to the accrued and unpaid interest on the Holder’s Outstanding Notes at the day prior to the Closing.
     Section 1.3 Conditions to Closing. This Agreement and the Exchange Transaction shall become effective upon the satisfaction of the following conditions:
          (a) The Holder and the Company shall have executed and delivered to each other this Agreement;
          (b) The Company and the Trustee shall have executed and delivered the Indenture;
          (c) The Company shall have executed and delivered the New Notes in the principal amount set forth in Section 1.1;
          (d) The Company and the Holder shall have executed and delivered the Registration Rights Agreement;
          (e) The Holder shall have delivered, or caused to be delivered, to the Company the Outstanding Notes being exchanged pursuant to this Agreement;
          (f) The Company shall have submitted an additional share listing application for the shares of Common Stock issuable upon conversion of the New Notes with the Nasdaq Global Select Market; and
          (g) The Company shall have delivered to the Holder a certificate of the Company, dated the Closing Date, executed by the secretary of the Company certifying in such capacity and on behalf of the Company (i) as to the incumbency and signature of the officer of the Company who executed this Agreement and the New Notes; and (ii) as to the adoption of resolutions of the board of directors of the Company which are in full force and effect on the Closing Date, authorizing (x) the execution and delivery of this Agreement and the New Notes; and (y) the performance of the obligations of the Company hereunder and thereunder.
     Section 1.4 Exchange of Additional Notes. Simultaneously with or after the Closing, subject to the terms of the Indenture, the Company may issue, to one or more holders of Outstanding Notes, New Notes in an aggregate principal amount that, together with the New Notes issued pursuant to this Agreement, does not exceed $100,000,000.

ARTICLE II
Representations and Warranties of the Holder
     The Holder hereby makes the following representations and warranties, each of which is true and correct on the date hereof and shall survive the date of the Closing and the transactions contemplated hereby to the extent set forth herein.
     Section 2.1 Existence and Power.
          (a) The Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.
          (b) The execution of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not constitute or result in a breach, violation or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Holder or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Holder.
     Section 2.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity.
     Section 2.3 Title to Outstanding Notes. The Holder is the sole legal and beneficial owner of and has good and valid title to the Outstanding Notes, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto. The Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Outstanding Notes or its rights in such Outstanding Notes, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Outstanding Notes.
     Section 2.4 Investment Decision. The Holder is either (i) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and in either case was not organized for the purpose of acquiring the New Notes or the shares of the Company’s common stock (the “Common Stock”), $0.001 par value per share, into which the New Notes may be converted (the “Underlying Common Stock”). The Holder (or its authorized representative) is familiar with the Company’s objectives and business plan, has reviewed the Company’s filings with the Securities and Exchange Commission (the “SEC”), including, without limitation, the Company’s Annual Report on Form 10-K filed on

July 14, 2006, the Company’s Quarterly Report on Form 10-Q filed on September 8, 2006, the Company’s Definitive Proxy Statement filed on August 28, 2006, and the Company’s Current Reports on Form 8-K filed on June 5, 2006, June 7, 2006 (as amended on August 23, 2006), June 26, 2006, July 7, 2006 and October 2, 2006 (all of such filings with the SEC referred to, collectively, as the “SEC Documents”), and has had such opportunity to ask questions of and to obtain from representatives of the Company such information as is necessary to permit it to evaluate the merits and risks of its investment in the Company and has independently, without reliance upon any representatives of the Company and based on such information as the Holder deemed appropriate, made its own analysis and decision to enter into this Agreement. The Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the exchange of the Outstanding Notes pursuant hereto and to make an informed investment decision with respect to such exchange. The Holder acknowledges that the Company is relying on the truth and accuracy of the foregoing representations and warranties in the offering of the New Notes to the Holder without having first registered the New Notes or the Underlying Common Stock under the Securities Act.
     Section 2.5 Purchase Entirely for Own Account. The Holder is acquiring the New Notes only for investment purposes for its own account. The Holder is not acquiring the Notes with a view to the resale or distribution of any part thereof, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the New Notes.
     Section 2.6 Restricted Securities. The Holder understands that neither the New Notes nor the Underlying Common Stock have been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein. The Holder understands that the New Notes (and the Underlying Common Stock) are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder must hold the New Notes (and the Underlying Common Stock) indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the New Notes (and the Underlying Common Stock), and on requirements relating to the Company which are outside the Holder’s control, and which the Company is under no obligation and may not be able to satisfy.
     Section 2.7 No Public Market. The Holder understands that no public market now exists for the New Notes, and that the Company has made no assurance that a public market will ever exist for the New Notes.
     Section 2.8 Legends. The Holder understands that the New Notes and any shares of Underlying Common Stock will bear one or more of the legends required by the Indenture, and the removal of such legends shall be governed by the terms of the Indenture.

     Section 2.9 Affiliate Status. The Holder is not, and has not been during the preceding three months, an “affiliate” of the Company as such term is defined in Rule 144 under the Securities Act.
ARTICLE III
Representations, Warranties and Covenants of the Company
     The Company hereby makes the following representations, warranties, and covenants each of which is true and correct on the date hereof and shall survive the date of the Closing and the transactions contemplated hereby to the extent set forth herein.
     Section 3.1 Existence and Power.
          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power, authority and capacity to execute and deliver this Agreement, to perform the Company’s obligations hereunder, and to consummate the transactions contemplated hereby.
          (b) The execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (i) does not require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Company other than the SEC, state securities regulators, the Nasdaq Global Select Market, The Depository Trust Company and The PORTAL Market; and (ii) does not and will not constitute or result in a breach, violation or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, or with the Company’s Certificate of Incorporation or by-laws, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Company or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Company or any other party thereto.
     Section 3.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity.
     Section 3.3 Capitalization. At the Closing, the authorized capital stock of the Company will consist of 750,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share, 500,000 shares of which are designated as Series RP Preferred Stock. The shares of Series RP Preferred Stock are issuable upon exercise of rights attached to shares of the Company’s Common Stock pursuant to the

Rights Agreement dated as of September 25, 2002 between the Company and American Stock Transfer & Trust Company. As of the close of business on October 2, 2006, there were 307,679,261 shares of Common Stock issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and non-assessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities and all applicable pre-emptive, participation, rights of first refusal and other similar rights.
     Section 3.4 Valid Issuance of the New Notes. The New Notes, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement and the Indenture, will constitute legal and binding obligations of the Company, be validly issued and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Holder, and enforceable against the Company in accordance with their terms, except that such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity. Assuming the accuracy of the representations of the Holder in Section 2 of this Agreement and subject to the filings required under the federal and state securities laws, the New Notes will be issued in compliance in all material respects with all applicable federal and state securities laws. The Underlying Common Stock has been duly reserved for issuance, and upon issuance in accordance with the terms of the Company’s Certificate of Incorporation, as amended, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and liens or encumbrances created by or imposed by the Holder. Based in part upon the representations of the Holder in Section 2 of this Agreement, the Underlying Common Stock, when issued and delivered in accordance with the terms of the New Notes and the Indenture, will be issued in compliance in all material respects with all applicable federal and state securities laws.
     Section 3.5 Financial Statements. Except as qualified in the SEC Documents, the audited and unaudited financial statements and schedules included in the SEC Documents, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified; except as qualified in the SEC Documents, such financial statements and schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved.
     Section 3.6 Legal Proceedings. No legal or governmental proceedings or investigations are pending or, to the knowledge of the Company, threatened to which the Company is a party or to which the property of the Company or any of its subsidiaries is subject that are not described in the SEC Documents, except for such proceedings or investigations which would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. As used in this Agreement, the term “Material Adverse Effect” shall mean when used in respect of any matter relating to the Company a material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the Company and its subsidiaries, considered as one enterprise, or would materially adversely affect the ability of the

Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the New Notes.
     Section 3.7 Compliance with Laws; Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to have such certificates, authorizations and permits would not reasonably be expected to have a Material Adverse Effect, and none of the Company and its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are and have been in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards, and requirements relating to their respective businesses, except where any such non-compliance would not reasonably be expected to have a Material Adverse Effect.
     Section 3.8 No Material Adverse Effect. Since the respective dates as of which information is given in the SEC Documents, there has not been any event or occurrence having a Material Adverse Effect on the Company or its subsidiaries, except as reflected or disclosed in a subsequent SEC Document.
     Section 3.9 Additional Share Listing. The Company will use its best efforts to have the shares of Common Stock issuable upon conversion of the New Notes approved by the Nasdaq Global Select Market for listing promptly following the Closing Date.
ARTICLE IV
Miscellaneous Provisions
     Section 4.1 Notice. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service (charges prepaid) to such address and to the attention of such person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three business days after deposit in the U.S. mail postage prepaid with return receipt requested and two business days after deposit postage prepaid with a reputable overnight courier service for delivery on the next business day.
     Section 4.2 Hart-Scott-Rodino Act. The Holder agrees not to convert any New Notes unless any waiting period under the Hart-Scott-Rodino Antirust Improvements Act of 1976, as amended, applicable to such conversion shall have expired or been terminated. The Company agrees to use commercially reasonable efforts to assist the Holder in causing any such waiting period to expire or terminate.
     Section 4.3 Entire Agreement. This Agreement and the other documents and agreements executed in connection with the Exchange Transaction embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.
     Section 4.4 Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.
     Section 4.5 Counterparts. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.
     Section 4.6 Remedies Cumulative. Except as otherwise provided herein, all rights and remedies of the parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law.
     Section 4.7 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules.
     Section 4.8 No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto.
     Section 4.9 Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any noncompliance or breach be deemed to be a waiver of a party’s rights and remedies with respect to such noncompliance or breach.
     Section 4.10 Word Meanings. The words such as “herein”, “hereinafter”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires. The masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.
     Section 4.11 No Broker. Neither party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement other than such fees and expenses for which it shall be solely responsible.

     Section 4.12 Further Assurances. The Holder and the Company each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.
     Section 4.13 Costs and Expenses. The Holder and the Company shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, attorneys’ fees.
     Section 4.14 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     Section 4.15 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
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     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

HOLDER:

By:
Name:
Title:

THE COMPANY:

FINISAR CORPORATION

By:
Name:
Title:
Signature Page to Exchange Agreement

Exhibit A
Form of Indenture

Exhibit B
Form of Registration Rights Agreement